Exhibit 99.1

Dave Inc. Announces $50 Million Share Repurchase Authorization

LOS ANGELES, CA – March 10, 2025 – Dave Inc. (“Dave” or the “Company”) (NASDAQ: DAVE), one of the nation’s leading neobanks, today announced that its Board of Directors has authorized a share repurchase program to buy back up to $50 million of its outstanding Class A common stock. The repurchase program does not have a fixed expiration date and may be executed from time to time based on market conditions, liquidity, and other strategic considerations. Subject to market conditions, the Company expects to begin repurchasing shares imminently.

Kyle Beilman, Dave’s Chief Financial Officer, commented: “Our Board’s approval of this share repurchase program reflects our confidence in Dave’s financial strength, long-term growth potential, and ability to generate free cash flow. We believe share repurchases are an effective capital allocation tool, providing a compelling opportunity to enhance shareholder value. Given our current valuation, liquidity position, and optimistic outlook for cash generation, we believe this is an opportune time to implement this program.”

Under the authorization, the Company may repurchase shares through a variety of methods, including open market transactions and privately negotiated transactions, in compliance with Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable laws and regulations. The timing, manner, and total amount of repurchases will be determined by management based on market conditions, stock price, business performance, and alternative investment opportunities.

The repurchase program does not obligate Dave to acquire any specific number of shares, and it may be suspended, modified, or terminated at any time at the Company’s discretion.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the expected impact and timing of share repurchases, quotations of our Chief Financial Officer relating to Dave’s future performance, growth and free cash flow, and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including fluctuating interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com